Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Shareholder Services – Statements and Reports”, “General Information - Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated February 28, 2022, and each included in this Post-Effective Amendment No. 41 to the Registration Statement (Form N-1A, File No. 333-08153) of AB Global Real Estate Investment Fund, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated January 26, 2022, with respect to the financial statements and financial highlights of AB Global Real Estate Investment Fund, Inc., included in the Annual Report to Shareholders (Form N-CSR) for the year ended November 30, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

February 28, 2022